Exhibit 99.1

Kineta Presents New Preclinical Data and Phase 1/2 Clinical Trial Design of KVA12.1 at the Tumor Myeloid-Directed Therapies Summit

Seattle, WA — (June 17, 2022) Kineta, Inc. (“Kineta” or the “Company”), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology, announced today that it presented the Phase 1/2 clinical trial design and new preclinical data supporting KVA12.1 as a potential treatment for cancer patients with advanced solid tumors at the Tumor Myeloid-Directed Therapies Summit held on June 14-16 in Boston, MA.

Shaarwari Sridhar, Scientist at Kineta, presented a poster outlining the first-in-human clinical trial design and study objectives evaluating KVA12.1 as a monotherapy and in combination with an anti-PD1 immunotherapy. New preclinical and toxicology data supporting advancing KVA12.1 into clinical development were also presented. KVA12.1 is a potential best-in-class VISTA blocking immunotherapy that was discovered through the Company’s proprietary immuno-oncology PiiONEER™ platform. The Phase 1/2 study will be a multicenter, open label, dose escalation and dose expansion study of intravenous infusion of KVA12.1 as a monotherapy and in combination with a fixed dose of an anti-PD1 antibody in patients with advanced solid tumors. Kineta plans to initiate the Phase 1/2 clinical study in Q4 2022.

“We are very encouraged by the preclinical data and are excited for KVA12.1 to enter the clinic later this year,” said Thierry Guillaudeux, PhD, EVP Research and Development at Kineta. “KVA12.1 was developed through Kineta’s PiiONEER™ platform as an engineered IgG1 monoclonal antibody that binds to a unique epitope at physiologic and acidic Ph levels. It is highly differentiated as it has demonstrated efficacy as a single agent and in combination with PD-1 in multiple tumor models with no CRS-associated cytokine secretion seen in preclinical tox studies.”

Phase 1/2 clinical study objectives detailed in the poster presentation include:

•	Clinical

•	Safety measurements and DLTs as single agent and in combination with anti-PD1

•	Overall Response Rate and durability of response using RECISTv1.1

•	Determined MTD and R2PD

•	Pharmacologic and Biomarker

•	PK

•	Receptor Occupancy

•	Cytokine and Chemokine profiles in plasma samples

•	Flow Cytometry for PD marker on Immune cells

•	Tumor biopsies : multiparameter analysis to evaluate tumor cells as well as Immune infiltrating cells. Characterized expression of immune checkpoint and exhausted markers.

Presentation Details:

Title: KVA12.1 a novel fully human anti-VISTA antibody to treat cancer patients with advanced solid tumors

Date Presented: June 15-16, 2022

Presenter: Shaarwari Sridhar

For further details, please view the poster presentation on Kineta’s website here.

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Kineta is a clinical-stage biotechnology company with a mission to develop next generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity with an intent to develop first or best-in-class immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

PiiONEER™ Platform is focused on developing fully human monoclonal antibodies that target novel innate immune pathways. It was designed for the discovery and development of first or best-in-class immunotherapies that address the major challenges with cancer immune resistance to current therapies. Utilization of the PiiONEER™ Platform results in novel, well-characterized lead antibody therapeutics that can be efficiently advanced into formal IND enabling and clinical studies.

KVA12.1 is a potential best-in-class VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12.1 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12.1.

Anti-CD27 mAb program: Kineta has developed a diverse set of anti-CD27 agonist antibodies. They are fully human monoclonal antibodies (mAbs) that demonstrate low nanomolar (nM) binding affinity to CD27 in humans. In preclinical studies, Kineta’s selected lead anti-CD27 agonist mAbs induce T cell proliferation and secretion of cytokines involved in T cell priming and recruitment, demonstrating the ability to potentiate new anti-tumor responses. Kineta is in the final stage of lead selection and plans to nominate a clinical candidate in Q2 2022.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material with respect to the proposed transaction between Yumanity Therapeutics, Inc. (“Yumanity”) and Kineta . In connection with the proposed transaction, Yumanity intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Yumanity will mail the proxy statement/prospectus to the Yumanity stockholders, and the securities may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Yumanity and Kineta are urged to read these materials when they become available because they will contain important information about Yumanity, Kineta and the proposed transaction. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Yumanity may file with the SEC or send to securityholders in connection with the proposed transaction. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Yumanity’s website at www.yumanity.com, on the SEC’s website at www.sec.gov or by directing a request to Yumanity’s Investor Relations at (212) 213-0006 ext. 331.

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Participants in the Solicitation

Each of Yumanity, Kineta and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Yumanity in connection with the proposed transaction. Information about the executive officers and directors of Yumanity is set forth in

Yumanity’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 25, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies for the stockholders of Yumanity, will be set forth in the proxy statement/prospectus, which will be included in Yumanity’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

NOTICE: This press release contains certain forward-looking statements, including without limitation statements regarding Kineta’s plans for pre-clinical and clinical studies, regulatory filings, investor returns, anticipated drug effects in human subjects and other statements that are not historical in nature. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties inherent in Kineta’s business which could significantly affect expected results, including without limitation progress of drug development, ability to raise capital to fund drug development, clinical testing and regulatory approval, developments in raw material and personnel costs and legislative, fiscal and other regulatory measures. All forward-looking statements are qualified in their entirety by this cautionary statement. Except as required by law, Kineta undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Contact:

Jacques Bouchy

jbouchy@kineta.us

(206) 378-0400